Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS SECOND QUARTER
AND SIX MONTH FINANCIAL RESULTS
Cambridge, MA, August 2, 2007 – Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the second quarter ended June 30, 2007. At June 30, 2007, Idenix’s cash, cash equivalents and marketable securities totaled approximately $160 million with no debt.
For the second quarter ended June 30, 2007, Idenix reported total revenues of $19.7 million, compared with total revenues of $19.3 million in the second quarter of 2006. Total revenues for the second quarter of 2007 consist of reimbursement by Novartis Pharma AG of expenses incurred by Idenix in connection with the development of Idenix’s product and product candidates, TYZEKA®/SEBIVO® (telbivudine) and valtorcitabine for the treatment of hepatitis B (HBV) and valopicitabine (NM283) for the treatment of hepatitis C (HCV); and the amortization of the up-front fees and milestone payments received by Idenix in connection with Novartis’ license of its product and product candidates. Idenix reported a net loss of $22.9 million, or a loss of $0.41 per basic and diluted share, for the second quarter ended June 30, 2007, compared to a net loss of $14.6 million, or a loss of $0.26 per basic and diluted share, for the second quarter ended June 30, 2006.
For the six months ended June 30, 2007, Idenix reported total revenues of $44.5 million, compared with total revenues of $32.4 million for the six months ended June 30, 2006. The company reported a net loss of $34.5 million, or a loss of $0.61 per basic and diluted share, for the six months ended June 30, 2007, compared with a net loss of $31.8 million, or a loss of $0.57 per basic and diluted share, for the six months ended June 30, 2006.

Business Highlights
“Despite the FDA’s decision to put valopicitabine on clinical hold and our subsequent decision to halt the program’s development, we remain excited about our pipeline and about the future of Idenix,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “Over the past two years, we have devoted significant resources toward building a robust antiviral pipeline. In addition to our HIV non-nucleoside reverse transcriptase inhibitor, which entered the clinic this year, we have a comprehensive HCV discovery engine that includes a focused effort in every major class of anti-HCV drugs: nucleoside polymerase inhibitors, non-nucleoside polymerase inhibitors and protease inhibitors.”
Significant events realized to date in 2007 include the following:
•	TYZEKA/SEBIVO continued to receive worldwide regulatory approvals this quarter, including the European Union, which triggered a $10 million milestone payment from Novartis. Launches occurred in Germany and the United Kingdom shortly thereafter. Other major approvals received in the quarter include Hong Kong, Malaysia and Russia.

•	Initiated a phase I dose-escalation study for the non-nucleoside reverse transcriptase inhibitor (NNRTI) candidate IDX899 for the treatment of HIV. This first-in-man study is designed to assess the safety and pharmacokinetics of IDX899 in healthy volunteers.

•	Advanced the company’s lead HCV discovery program, a second-generation HCV nucleoside polymerase inhibitor, into IND-enabling toxicology. This program remains on track for an IND submission by year-end 2007.
Dr. Sommadossi continued, “We are committed to establishing Idenix as a leading antiviral franchise with a critical mass of programs in each therapeutic area. Therefore, we will only continue to invest in programs that we believe will fulfill unmet medical needs and create long-term shareholder value.”
2007 Financial Guidance
The company continues to expect to end 2007 with between $100 million and $110 million of cash, cash equivalents and marketable securities.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and HIV. For further information about Idenix, please refer to www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “to be,” “expect,” “anticipates,” “advance,” “pending,” “encouraging,” “believe,” or similar expressions and implied statements with respect to Idenix’s clinical development programs or commercialization activities in HIV, hepatitis B or hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments and cash balances at the end of 2007. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that Idenix will successfully commercialize TYZEKA or SEBIVO (telbivudine 600 mg) tablets, or that any historical sales will in any way suggest future sales or revenues, or that Idenix will advance any clinic product candidate or other component of our potential pipeline in the clinic, the regulatory process or commercially. In particular, management’s expectations could be affected by unsuccessful efforts to commercialize TYZEKA or SEBIVO; unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; changes in the company’s business plan or objectives, the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its other product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, each as filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Collaboration revenue – related party	$18,674	$19,253	$43,025	$32,308
Product sales	1,038	—	1,463	—
Government research grants	20	60	50	116

Total revenues	19,732	19,313	44,538	32,424
Operating expenses (1):
Cost of sales	167	—	237	—
Research and development	24,570	24,862	47,124	46,930
Selling, general and administrative	19,837	12,163	35,677	22,803

Total operating expenses	44,574	37,025	83,038	69,733

Loss from operations	(24,842)	(17,712)	(38,500)	(37,309)
Investment income, net	1,802	2,519	3,780	4,654

Loss before income taxes	(23,040)	(15,193)	(34,720)	(32,655)
Income tax benefit	138	584	249	864

Net loss	$(22,902)	$(14,609)	$(34,471)	$(31,791)

Basic and diluted net loss per share:	($0.41)	($0.26)	($0.61)	($0.57)

Shares used in calculation of basic and diluted net loss per share:	56,170	55,991	56,148	55,941

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$723	$767	$1,891	$1,533
Selling, general and administrative	1,296	1,335	2,533	2,697

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$59,471	$55,892
Marketable securities	56,892	71,251
Receivables from related party	12,643	12,035
Other current assets	6,077	8,427

Total current assets	135,083	147,605
Property and equipment, net	20,732	17,448
Marketable securities, non-current	43,760	59,208
Other assets	7,191	4,204

Total assets	$206,766	$228,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$29,541	$23,429
Deferred revenue, related party	9,953	13,490
Other current liabilities	635	527

Total current liabilities	40,129	37,446
Long-term obligations	7,442	8,523
Deferred revenue, related party, net of current position	44,787	40,471

Total liabilities	92,358	86,440
Stockholders’ equity	114,408	142,025

Total liabilities and stockholders’ equity	$206,766	$228,465